Calculation of Filing Fee Tables
S-3
CELESTICA INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares without par value	457(r)			$ 2,806,662,284.07	0.0001381	$ 387,600.06
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common shares without par value	415(a)(6)			$ 643,337,715.93			S-3	333-285515	03/03/2025	$ 162,027.76
			Total Offering Amounts:				$ 3,450,000,000.00		$ 387,600.06
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 387,600.06
Offering Note
[1]	This filing fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the Registrants' Registration Statement on Form S-3ASR (File No. 333-285515), filed with the Securities and Exchange Commission (the "SEC") on March 3, 2025 (the "Registration Statement") in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Taking into consideration the Unutilized Fees (as defined below) from the Registration Statement, the Registrant has transmitted $387,600.06 otherwise due to satisfy the filing fees due with respect to the common shares offered by the prospectus supplement to which this filing fee table is attached.

[2]	Pursuant to Rule 415(a)(6) of the Securities Act, the Registration Statement, of which the prospectus supplement forms a part and to which this filing fee table is attached, includes and carries forward $643,337,715.93 of unsold common shares ("Unsold Securities") that were previously registered by the Registrant pursuant to its registration statement on Form F-3ASR (File No. 333-273467) filed on July 27, 2023; $162,027.76 in unutilized filing fees have already been paid in connection with such Unsold Securities ("Unutilized Fees"), were carried forward into the Registration Statement, and will continue to be applied to such Unsold Securities, including with respect to the common shares covered by the prospectus supplement. Accordingly, taking into consideration the Unutilized Fees, a filing fee of $387,600.06 is due with respect to the $3,450,000,000.00 total offering amount of the common shares covered by the prospectus supplement (based on the filing fee rate in effect on the date of the prospectus supplement). In reliance on and in accordance with Rule 456(b) and 457(r) of the Securities Act, the Registrant will pay any further required registration fees subsequently in advance or on a pay-as-you-go basis.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date